As filed with the Securities and Exchange Commission on September 27, 2007

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OPEN TEXT CORPORATION

(Exact name of registrant as specified in its charter)

Canada	98-0154400
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

275 Frank Tompa Drive

Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

Hummingbird Stock Option Plan

(Full title of the plan)

Open Text, Inc.

100 Tri-State, International Parkway, 3rd floor

Lincolnshire, IL 60069

(847) 267-9330

(Name and address of agent for service)

copies to:

Michael L. Hermsen

Mayer, Brown Rowe& Maw LLP

71 South Wacker Drive

Chicago, IL, 60606

(312) 782-0600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value (“Shares”)(3)	355,675	$25.655	$9,124,842.13	$280.14

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional Shares as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices for the registrant’s Shares reported on The Nasdaq Global Stock Market on September 24, 2007.
(3)	Includes the related common share purchase rights with respect to the registrant’s Shareholder Rights Plan Agreement.

Part I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees or others as specified in Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents (File No. 0-27544) filed by Open Text Corporation (“Corporation” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	Annual Report on Form 10-K for the year ended June 30, 2007, filed with the Commission on September 13, 2007;

(b)	Current Report on Form 8-K (date of report: September 10, 2007), filed with the Commission on September 13, 2007; and

(c)	The description of the shares contained in the Registrant’s registration statement on Form 8-A filed with the Commission on January 16, 1996, including any amendment or report filed for the purpose of updating the description of the Shares.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities registered on this registration statement shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference into this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 7.02 of By-Law No. 1 of the Registrant provides that, subject to the Canada Business Corporations Act (the “CBCA”), the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer , or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Registrant currently maintains directors’ and officers’ liability insurance.

Section 124 of the CBCA provides:

124.(1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

(3) A corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in subsection (3).

(5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

(6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7) A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Index to Exhibits.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Toronto, Province of Ontario, Canada, on September 27, 2007.

OPEN TEXT CORPORATION

By:  /s/ Paul McFeeters

        Name: Paul McFeeters

        Title: Chief Financial Officer

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on September 27, 2007 by the undersigned as the duly authorized representative of Open Text Corporation in the United States.

OPEN TEXT, INC.

Authorized U.S. Representative

By:  /s/ Paul McFeeters

        Name: Paul McFeeters

        Title: Chief Financial Officer

POWER OF ATTORNEY

Each person who is an officer or director of Open Text Corporation and whose signature appears on this registration statement of Form S-8 shall not be deemed to have conferred upon the agent for service any authority to exercise the powers enumerated under Rule 478 under the Securities Act.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of P. Thomas Jenkins, John Shackleton and Paul McFeeters, as his or her true and lawful attorney with power of substitution and resubstitution to sign in his or her name, place and stead in any and all capacities this registration statement and any and all amendments thereto (including post-effective amendments), any registration statements pursuant to Rule 462 promulgated under the Securities Act, and any document in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of Open Text Corporation who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of Open Text Corporation might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ P. Thomas Jenkins P. Thomas Jenkins	Director, Executive Chairman and Chief Strategy Officer	September 26, 2007

/s/ John Shackleton John Shackleton	Director, President and Chief Executive Officer (principal (executive officer)	September 26, 2007

/s/ Randy Fowlie Randy Fowlie	Director	September 26, 2007

/s Gail Hamilton Gail Hamilton	Director	September 26, 2007

/s/ Brian Jackman Brian Jackman	Director	September 26, 2007

/s/ Ken Olisa Ken Olisa	Director	September 26, 2007

/s/ Stephen J. Sadler Stephen J. Sadler	Director	September 26, 2007

/s/ Michael Slaunwhite Michael Slaunwhite	Director	September 26, 2007

/s/ Paul McFeeters Paul McFeeters	Chief Financial Officer (principal financial and accounting officer)	September 26, 2007

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Hummingbird Stock Option Plan, filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference.

4.2	Shareholder Rights Plan Agreement, dated as of November 1, 2004, by and between Registrant and Computershare Trust Company of Canada, and including the specimen rights certificate, filed as Exhibit 10.1 to the Registration’s Current Report on Form 8-K dated November 9, 2004, filed with the Commission on November 12, 2004 and incorporated herein by reference

4.3	Form of Share Certificate, filed as Exhibit 5 to the Registrant’s registration statement on Form 8-A, as filed with the Commission on December 10, 2004 and incorporated herein by reference

5.1	Opinion of Osler, Hoskin & Harcourt LLP

23.1	Consent of KPMG LLP

23.2	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature pages)